                                                                      EXHIBIT 11

ROBOTIC VISION SYSTEMS, INC.

COMPUTATION OF PER SHARE AMOUNTS
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

                                                                         NINE MONTHS ENDED             NINE MONTHS ENDED
                                                                           JUNE 30, 1995                 JUNE 30, 1994

                                                                                       FULLY                         FULLY
                                                                       PRIMARY        DILUTED        PRIMARY        DILUTED
                                                                       -------        -------        -------        -------

Net Income                                                           $ 7,083,000    $ 7,083,000    $ 2,583,000    $ 2,583,000

Income related to the assumed
 purchase of U.S. government
 securities (net of income taxes)                                              -              -         23,000         23,000
                                                                     -----------    -----------    -----------    -----------

Adjusted net income                                                  $ 7,083,000    $ 7,083,000    $ 2,606,000    $ 2,606,000
                                                                     -----------    -----------    -----------    -----------
                                                                     -----------    -----------    -----------    -----------
Weighted average number of
 common shares                                                        11,679,000     11,679,000     10,754,000     10,754,000

Assumed number of shares issued
 from common share equivalents                                         2,045,000      2,396,000      2,231,000      2,267,000
                                                                     -----------    -----------    -----------    -----------

Weighted average number of common
 and common equivalent shares                                         13,724,000     14,075,000     12,985,000     13,021,000
                                                                     -----------    -----------    -----------    -----------
                                                                     -----------    -----------    -----------    -----------

Net Income per share                                                 $      0.52    $      0.50    $      0.20    $      0.20
                                                                     -----------    -----------    -----------    -----------
                                                                     -----------    -----------    -----------    -----------


                                                                        THREE MONTHS ENDED            THREE MONTHS ENDED
                                                                          JUNE 30, 1995                  JUNE 30, 1994

                                                                                       FULLY                         FULLY
                                                                       PRIMARY        DILUTED        PRIMARY        DILUTED
                                                                       -------        -------        -------        -------

Net Income                                                           $ 1,801,000    $ 1,801,000    $   484,000    $   484,000

Income related to the assumed
 purchase of U.S. government
 securities (net of income taxes)                                              -              -          8,000          8,000
                                                                     -----------    -----------    -----------    -----------

Adjusted net income                                                  $ 1,801,000    $ 1,801,000    $   492,000    $   492,000
                                                                     -----------    -----------    -----------    -----------
                                                                     -----------    -----------    -----------    -----------

Weighted average number of
 common shares                                                        11,772,000     11,772,000     11,458,000     11,458,000

Assumed number of shares issued
 from common share equivalents                                         2,220,000      2,447,000      2,266,000      2,267,000
                                                                     -----------    -----------    -----------    -----------

Weighted average number of
 common and common equivalent shares                                  13,992,000     14,219,000     13,724,000     13,725,000
                                                                     -----------    -----------    -----------    -----------
                                                                     -----------    -----------    -----------    -----------

Net Income per share                                                 $      0.13    $      0.13    $      0.04    $      0.04
                                                                     -----------    -----------    -----------    -----------
                                                                     -----------    -----------    -----------    -----------

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